UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2007

VORNADO REALTY TRUST
(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

VORNADO REALTY L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	No. 000-22635	No. 13-3925979
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

888 Seventh Avenue
New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Transaction Description

On March 15, 2007, an indirect wholly-owned subsidiary of Vornado Realty L.P. (“Vornado Sub”) entered into a Stock Purchase Agreement (the “Agreement”) with various individuals and a related company (collectively, the “Sellers”), whereby Vornado Sub has agreed to acquire a 70% controlling interest in 1290 Avenue of the Americas, a 2.0 million square foot Manhattan office building, located on the entire blockfront between 51st and 52nd Streets on Avenue of the Americas, and the 555 California Street office complex containing 1.8 million square feet, known as the Bank of America Center, located at California and Montgomery Streets in San Francisco’s financial district.  1290 Avenue of the Americas, whose largest tenants include AXA, Morrison & Foerster, Bryan Cave and Microsoft, is 100% leased.  555 California Street, whose largest tenants include Bank of America, UBS and Goldman Sachs, is 94% leased.  The foregoing purchase will be effected through the acquisition by Vornado Sub of all of the shares of a group of foreign companies (collectively, the “Acquired Companies”) that own, indirectly through U.S. entities, the 1% sole general partnership interest and limited partnership interests comprising 69% of the partnerships that own the two properties.  The remaining 30% limited partnership interest is owned by Donald J. Trump.

Under the Agreement, the purchase price for Vornado Sub’s 70% interest in the real estate is approximately $1.807 billion, consisting of $1.010 billion of cash and $797 million of existing debt.  The preliminary allocation of the purchase price is approximately $775 per square foot for 1290 Avenue of the Americas and approximately $575 per square foot for 555 California Street, based on current measurement of the buildings.  The payment of the purchase price is subject to customary adjustments based on the amount of certain net assets as of the closing date, including certain cash reserves, some of which are restricted.

Vornado Sub’s 70% share of the total debt is $797 million.  1290 Avenue of the Americas is subject to a mortgage loan in the amount of $440 million that bears interest at 6.82% and is due January 2013, and 555 California Street is subject to a mortgage and other loans in the aggregate amount of $698 million that bear interest at an average rate of 5.8% and are due September 2011.

The Agreement contains customary representations, warranties, covenants, and indemnification for breaches of representations and warranties.  The closing is scheduled for May 15, 2007, subject to customary closing conditions, including obtaining necessary lender consent.

Related Litigation

The limited partnerships that Vornado Sub is acquiring previously owned and developed properties located on the former Penn Central rail yards between West 59th and 72nd Streets in New York, New York (the “Rail Yards”).  In November 2005, the limited partnerships sold the Rail Yards.  Subsequently, in early 2006, the limited partnerships acquired 1290 Avenue of the Americas and 555 California Street pursuant to a Section 1031 like-kind exchange.  Below is a summary, based on publicly available court papers, of certain litigation commenced by Mr. Trump.

On August 10, 2005, Mr. Trump brought a lawsuit in the New York State Supreme Court against, among others, the general partners of the limited partnerships that Vornado Sub is acquiring.  Mr. Trump’s claims arose out of a dispute over the sale price of, and use of proceeds from, the sale of the Rail Yards.  Mr. Trump asserted direct and derivative claims, including for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, conspiracy to breach fiduciary duty, tortious interference with fiduciary relationships, breach of contract, constructive trust, an accounting, dissolution of limited partnerships, access to books and records, and injunctive relief.

On September 14, 2005, the Court denied Mr. Trump’s motion to enjoin the defendants from disposing of their, or Mr. Trump’s, interest in the entities that owned the Rail Yards, and in any contract of sale or the proceeds from such sale.  The Court also refused to confirm, and vacated, an attachment order that Mr. Trump had obtained on an ex parte basis when he filed his complaint.  In its decision, the Court found statements in an affidavit submitted by Mr. Trump claiming that defendants had sold the Rail Yards at an undervalued price of $1.76 billion to be “conclusory.”  At the same time, the Court found “persuasive” evidence that $1.76 billion was a “realistic and fair” price for the Rail Yards.

On July 24, 2006, the Court dismissed all of Mr. Trump’s claims against the defendants, except for his claim seeking access to books and records, which remains pending.  The Court ruled that Mr. Trump’s challenge to the sale price of the Rail Yards was a derivative claim, and that Mr. Trump could not pursue that claim, because he had not made the required demand on the general partners or shown that demand was excused.  In reaching this conclusion, the Court cited evidence indicating that the Rail Yards were sold for approximately $188 million more than the appraisals of the Rail Yards.

Mr. Trump has sought reargument and renewal on, and filed a notice of appeal in connection with, his dismissed claims.

Vornado Sub has agreed to indemnify the Sellers for liabilities and expenses arising out of Mr. Trump’s claim that the limited partnerships that Vornado Sub is acquiring did not sell the Rail Yards at a fair price or could have sold the Rail Yards for a greater price and any other claims asserted by the plaintiffs in the legal action; provided, however that if Mr. Trump prevails on certain claims involving partnership matters, other than claims relating to sale price, then the Sellers will be required to reimburse Vornado Sub for certain costs related to those claims.

On March 16, 2007, the Company issued a press release related to these matters.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of a Business Acquired.

This Current Report on Form 8-K will be supplemented by an amendment to provide any required financial statements of the properties acquired not later than 71 days after the date that this Current Report on Form 8-K was required to be filed.

(b)           Pro Forma Financial Information.

This Current Report on Form 8-K will be supplemented by an amendment to provide any required pro forma financial information not later than 71 days after the date that this Current Report on Form 8-K was required to be filed.

(c)           None.

(d)           Exhibit.

99.1  Press Release, dated March 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST
(Registrant)

By:	/s/ JOSEPH MACNOW
Name:	Joseph Macnow
Title:	Executive Vice President - Finance and Administration and Chief Financial Officer

Date: March 16, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P. (Registrant)

By:	VORNADO REALTY TRUST,

Sole General Partner

By:	/s/ JOSEPH MACNOW
	Name:	Joseph Macnow
	Title:	Executive Vice President - Finance and Administration and Chief Financial Officer

Date: March 16, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated March 16, 2007.